Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Ohio Power Company’s Pre-Effective Amendment No.1 to Registration Statement No. 333-161537 on Form S-3 of our report dated February 25, 2011, relating to the financial statements of Columbus Southern Power Company and subsidiaries, incorporated by reference in this Current Report on Form 8-K of Ohio Power Company.

/s/ Deloitte & Touche LLP

Columbus, Ohio
January 6, 2012